Exhibit 10-oo

BELLSOUTH CORPORATION DIRECTORS'

COMPENSATION DEFERRAL PLAN

TABLE OF CONTENTS

BACKGROUND AND PURPOSE.............................................................................................................	1
A.	GOAL............................................................................................................................................	1
B.	PURPOSE......................................................................................................................................	1
C.	TYPE OF PLAN...........................................................................................................................	1

ARTICLE I DEFINITIONS.........................................................................................................................	2
1.1	"ACCOUNT"...............................................................................................................................	2
1.2	"AFFILIATE"..............................................................................................................................	2
1.3	"BELLSOUTH"............................................................................................................................	2
1.4	"BENEFICIARY".........................................................................................................................	2
1.5	"BOARD".....................................................................................................................................	2
1.6	"BUSINESS DAY"......................................................................................................................	2
1.7	"CODE"........................................................................................................................................	2
1.8	"COMPANY STOCK"................................................................................................................	2
1.9	"COMPENSATION"...................................................................................................................	2
1.10	"CREDITED INTEREST RATE"...............................................................................................	2
1.11	"DEFERRAL CONTRIBUTIONS"............................................................................................	3
1.12	"DEFERRAL ELECTION"..........................................................................................................	3
1.13	"EFFECTIVE DATE"..................................................................................................................	3
1.14	"ELECTION DEADLINE"..........................................................................................................	3
1.15	"ELECTION PACKAGE"...........................................................................................................	3
1.16	"INTEREST INCOME OPTION"..............................................................................................	3
1.17	"INTEREST INCOME SUBACCOUNT"..................................................................................	3
1.18	"INVESTMENT ELECTION".....................................................................................................	3
1.19	"INVESTMENT OPTIONS"......................................................................................................	4
1.19A	"MASTER ACCOUNT".............................................................................................................	4
1.20	"NONEMPLOYEE DIRECTOR "...............................................................................................	4
1.21	"PARTICIPANT".......................................................................................................................	4
1.22	"PARTICIPATING COMPANY"..............................................................................................	4
1.23	"PLAN".........................................................................................................................................	4
1.24	"PLAN ADMINISTRATOR"....................................................................................................	4
1.25	"PLAN YEAR".............................................................................................................................	4
1.26	"STOCK GRANT".......................................................................................................................	4
1.27	"STOCK UNIT"...........................................................................................................................	4
1.28	"STOCK UNIT OPTION"...........................................................................................................	4
1.29	"STOCK UNIT SUBACCOUNT"..............................................................................................	5
1.30	"VALUATION DATE"..............................................................................................................	5

ARTICLE II ELIGIBILITY AND PARTICIPATION...............................................................................	6
2.1	ANNUAL PARTICIPATION.....................................................................................................	6
2.2	INTERIM PLAN YEAR PARTICIPATION.............................................................................	6
2.2	ELECTION PROCEDURES........................................................................................................	6
2.3	CESSATION OF ELIGIBILITY..................................................................................................	6

ARTICLE III PARTICIPANTS' ACCOUNTS; DEFERRAL CONTRIBUTIONS.................................	7
3.1	PARTICIPANTS' ACCOUNTS..................................................................................................	7
(a)	Establishment of Accounts........................................................................................................	7
(b)	Nature of Contributions and Accounts...................................................................................	7
(c)	Several Liabilities........................................................................................................................	7
(d)	General Creditors.........................................................................................................................	7

3.2	DEFERRAL CONTRIBUTIONS................................................................................................	7
(a)	Effective Date..............................................................................................................................	7
(b)	Term..............................................................................................................................................	8
(c)	Amount.........................................................................................................................................	8
(i)	Compensation Deferrals.............................................................................................................	8
(ii)	Stock Grant Deferrals..................................................................................................................	8
(d)	Revocation...................................................................................................................................	8
(e)	Crediting of Deferred Compensation.......................................................................................	8
3.3	DEFERRAL ELECTIONS AND MULTIPLE PARTICIPATING COMPANIES..................	8
3.4	VESTING.......................................................................................................................................	9

ARTICLE IV DETERMINATION AND CREDITING OF INVESTMENT RETURN.........................	10
4.1	GENERAL INVESTMENT PARAMETERS............................................................................	10
4.2	DEEMED INVESTMENTS.........................................................................................................	10
(a)	Nature of Deemed Investments................................................................................................	10
(b)	Investment of Contributions.....................................................................................................	10
(c)	Investment of Existing Account Balances..............................................................................	10
(d)	Investment Subaccounts...........................................................................................................	11
4.3	STOCK UNIT OPTION..............................................................................................................	11
(a)	Stock Unit Subaccount..............................................................................................................	11
(b)	Cash Dividends...........................................................................................................................	11
(c)	Adjustments................................................................................................................................	11
4.4	INTEREST INCOME OPTION..................................................................................................	12
(a)	Interest Income Subaccount.....................................................................................................	12
(b)	Crediting of Deemed Interest....................................................................................................	12
(i)	Amount Invested........................................................................................................................	12
(ii)	Determination of Amount..........................................................................................................	12
4.5	GOOD FAITH VALUATION BINDING..................................................................................	12
4.6	ERRORS AND OMISSIONS IN ACCOUNTS.........................................................................	12

ARTICLE V PAYMENT OF ACCOUNT BALANCES..........................................................................	14
5.1	BENEFIT AMOUNTS................................................................................................................	14
(a)	Benefit Entitlement.....................................................................................................................	14
(b)	Valuation of Benefit....................................................................................................................	14
(c)	Conversion of Stock Units into Dollars..................................................................................	14
5.2	ELECTIONS OF TIMING AND FORM....................................................................................	14
(a)	Timing...........................................................................................................................................	14
(b)	Form of Distribution...................................................................................................................	14
(c)	Multiple Selections.....................................................................................................................	14
5.3	BENEFIT PAYMENTS TO A PARTICIPANT........................................................................	15
(a)	Timing............................................................................................................................................	15
(b)	Form of Distribution....................................................................................................................	15
(c)	Valuation of Single Sum Payments...........................................................................................	15
(d)	Valuation of Installment Payments...........................................................................................	15
5.4	DEATH BENEFITS.....................................................................................................................	15
(a)	General..........................................................................................................................................	15
(b)	Valuation......................................................................................................................................	16
5.5	BENEFICIARY DESIGNATION...............................................................................................	16
(a)	General..........................................................................................................................................	16
(b)	No Designation or Designee Dead or Missing......................................................................	16
(c)	Death of Beneficiary...................................................................................................................	17
5.6	TAXES..........................................................................................................................................	17

ARTICLE VI SPECIAL ELECTION REGARDING RETIREMENT PLAN...........................................	18
6.1	DESCRIPTION OF ELECTION..................................................................................................	18
6.2	ELECTION DEADLINE..............................................................................................................	18
6.3	AMOUNT....................................................................................................................................	18
6.4	DEEMED INVESTMENT...........................................................................................................	18
6.5	PAYMENT OF BENEFITS.........................................................................................................	18
6.6	VESTING......................................................................................................................................	18

ARTICLE VI-A SPECIAL ELECTION REGARDING MASTER ACCOUNT.....................................	20
6.1A	DESCRIPTION OF ELECTION.................................................................................................	20
6.2A	ELECTION DEADLINE..............................................................................................................	20
6.3A	EFFECT OF ELECTION.............................................................................................................	20
6.4A	DEEMED INVESTMENT...........................................................................................................	20
6.5A	ELECTION OF TIMING AND FORM OF PAYMENT..........................................................	20
(a)	Timing...........................................................................................................................................	20
(b)	Form of Distribution...................................................................................................................	21
(c)	Benefit Payments........................................................................................................................	21

ARTICLE VII CLAIMS...............................................................................................................................	22
7.1	INITIAL CLAIM.........................................................................................................................	22
7.2	APPEAL.......................................................................................................................................	22
7.3	SATISFACTION OF CLAIMS.................................................................................................	22

ARTICLE VIII SOURCE OF FUNDS.......................................................................................................	24

ARTICLE IX PLAN ADMINISTRATION..............................................................................................	25
9.1	ACTION BY THE PLAN ADMINISTRATOR........................................................................	25
(a)	Individual Administrator............................................................................................................	25
(b)	Administrative Committee.........................................................................................................	25
9.2	RIGHTS AND DUTIES OF THE PLAN ADMINISTRATOR...............................................	25
9.3	BOND; COMPENSATION........................................................................................................	26

ARTICLE X AMENDMENT AND TERMINATION............................................................................	27
10.1	AMENDMENTS.........................................................................................................................	27
10.2	TERMINATION OF PLAN.......................................................................................................	27
10.3	LIMITATION ON AUTHORITY..............................................................................................	27
(a)	Plan Amendments.......................................................................................................................	27
(b)	Plan Termination.........................................................................................................................	27
(c)	Opinions of Counsel..................................................................................................................	27

ARTICLE XI MISCELLANEOUS.............................................................................................................	28
11.1	TAXATION................................................................................................................................	28
11.2	WITHHOLDING.........................................................................................................................	28
11.3	NO EMPLOYMENT CONTRACT............................................................................................	28
11.4	HEADINGS...................................................................................................................................	28
11.5	GENDER AND NUMBER..........................................................................................................	28
11.6	ASSIGNMENT OF BENEFITS..................................................................................................	28
11.7	LEGALLY INCOMPETENT.......................................................................................................	28
11.8	ENTIRE DOCUMENT................................................................................................................	28
11.9	GOVERNING LAW.....................................................................................................................	28

BELLSOUTH CORPORATION DIRECTORS' COMPENSATION DEFERRAL PLAN

AS AMENDED AND RESTATED EFFECTIVE MAY 1, 2001

Effective as of the 1st day of May, 2001, BellSouth Corporation ("BellSouth") hereby amends and restates the BellSouth Corporation Directors' Compensation Deferral Plan (the "Plan").

BACKGROUND AND PURPOSE

A. Goal. BellSouth desires to provide nonemployee members of its Board of Directors, and nonemployee members of the Board of Directors of those of its affiliated companies that participate in the Plan, with an opportunity (i) to defer the receipt and income taxation of a portion of such directors' retainers, fees, and other compensation as described in the Plan; and (ii) to receive an investment return on those deferred amounts which approximates the return of BellSouth stock, and an indexed rate of interest.

B. Purpose. The purpose of the Plan is to set forth the terms and conditions pursuant to which these deferrals may be made and deemed invested and to describe the nature and extent of the directors' rights to their deferred amounts.

C. Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan.

ARTICLE I

DEFINITIONS

For purposes of the Plan, each of the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

1.1 "Account" shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary with respect to the Deferral Contributions of such Participant for any Plan Year. "Account" shall also refer to a Master Account.

1.2 "Affiliate" shall mean at any time any corporation, joint venture or partnership in which BellSouth owns directly or indirectly, (i) with respect to a corporation, stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock in the corporation, or (ii) in the case of a joint venture or partnership, a ten percent (10%) or greater interest in the capital or profits of such joint venture or partnership.

1.3 "BellSouth" shall mean BellSouth Corporation, a Georgia corporation.

1.4 "Beneficiary" shall mean, with respect to a Participant, the person(s) determined in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

1.5 "Board" shall mean the Board of Directors of BellSouth.

1.6 "Business Day" shall mean each day on which the New York Stock Exchange operates and is open to the public for trading.

1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.8 "Company Stock" shall mean the $1.00 par value per share voting common stock of BellSouth.

1.9 "Compensation" shall mean the total of the directors' fees and retainers which actually would be payable to a Nonemployee Director during a Plan Year absent a Deferral Election under this Plan.

1.10 "Credited Interest Rate" shall mean, for each Plan Year, the rate of return equal to Moody's Monthly Average of Yields of a Corporate Bonds, as published by Moody's Investors Service, Inc., for the month of July immediately preceding such Plan Year. If such rate (or any alternative rate described in this sentence) is at any time no longer available, the Plan Administrator shall designate an alternative rate which in the Plan Administrator's reasonable judgment is generally comparable to the rate described in the preceding sentence, and such alternative rate shall thereafter be the Credited Interest Rate.

1.11 "Deferral Contributions" shall mean, for each Plan Year, that portion of a Participant's Compensation and that portion of a Participant's Stock Grant deferred under the Plan pursuant to Section 3.2.

1.12 "Deferral Election" shall mean a written election form provided by the Plan Administrator on which a Nonemployee Director may elect to defer under the Plan all or a portion of such individual's Compensation and/or Stock Grant for a Plan Year.

1.13 "Effective Date" shall mean May 1, 1997, the original effective date of the Plan.

1.14 "Election Deadline" shall mean, with respect to a Plan Year:

(a) For a Nonemployee Director who is then a member of the Board, the November 30 (or if November 30 is not a Business Day, the last Business Day immediately preceding November 30) immediately preceding the first day of such Plan Year.

(b) For a Nonemployee Director who is first elected by shareholders to be a member of the Board after (or within thirty (30) days before) the Election Deadline described in Section 1.14(a) above with respect to a Plan Year, the date which is thirty (30) days after the date the Nonemployee Director first becomes eligible to participate in the Plan.

1.15 "Election Package" shall mean a package consisting of a Deferral Election, an Investment Election and such other forms and documents distributed to Nonemployee Directors by the Plan Administrator for the purpose of allowing them to elect to actively participate in the Plan for a Plan Year.

1.16 "Interest Income Option" shall mean the Investment Option described in Section 4.4, pursuant to which a Participant's deemed investment earnings are determined on the basis of the Credited Interest Rate.

1.17 "Interest Income Subaccount" shall mean a bookkeeping subaccount reflecting that portion of a Participant's Accounts for each Plan Year which is deemed to be invested in the Interest Income Option.

1.18 "Investment Election" shall mean a written election form provided by the Plan Administrator on which a Nonemployee Director may elect to have such individual's Deferral Contributions for a Plan Year (and all investment earnings attributable thereto) deemed invested in either the Stock Unit Option and/or the Interest Income Option, to the extent permitted under the terms of the Plan.

1.19 "Investment Options" shall mean the Stock Unit Option and the Interest Income Option.

1.19A "Master Account" shall have the meaning ascribed to such term in Article VI-A.

1.20 "Nonemployee Director" shall mean a member of the Board, or a member of the Board of Directors of any other Participating Company, who is not concurrently a common law employee of a Participating Company.

1.21 "Participant" shall mean any person participating in the Plan pursuant to the provisions of Article II.

1.22 "Participating Company" shall mean BellSouth and each Affiliate which, by action of its Board of Directors (or equivalent governing body), adopts the Plan as a Participating Company with the approval of the Plan Administrator.

1.23 "Plan" shall mean the BellSouth Corporation Directors' Compensation Deferral Plan, as contained herein and all amendments hereto.

1.24 "Plan Administrator" shall mean the Chief Executive Officer of BellSouth and any individual or committee the Chief Executive Officer designates to act on his or her behalf with respect to any or all of the Chief Executive Officer's responsibilities hereunder; provided, the Board may designate any other person or committee to serve in lieu of the Chief Executive Officer as the Plan Administrator with respect to any or all of the administrative responsibilities hereunder.

1.25 "Plan Year" shall mean each fiscal year period beginning on May 1 and ending on April 30 of the succeeding calendar year.

1.26 "Stock Grant" shall mean for each Plan Year the annual grant of two hundred (200) shares of Company Stock awarded to Nonemployee Directors beginning May 1, 1997, or such other amount as may be determined by the Board from time to time.

1.27 "Stock Unit" shall mean an accounting entry that represents an unsecured obligation of a Participating Company to pay to a Participant an amount which is based on the fair market value of one share of Company Stock as set forth herein. A Stock Unit shall not carry any voting, dividend or other similar rights and shall not constitute an option or any other right to acquire any equity securities of BellSouth.

1.28 "Stock Unit Option" shall mean the Investment Option described in Section 4.3, pursuant to which a Participant's deemed investment earnings are determined by the rate of return (determined as provided in the Plan) applicable to Stock Units.

1.29 "Stock Unit Subaccount" shall mean a bookkeeping subaccount reflecting that portion of a Participant's Account for each Plan Year which is deemed to be invested in the Stock Unit Option.

1.30 "Valuation Date" shall mean (i) for purposes of Article V, each December 31 (or, if December 31 is not a Business Day, the last Business Day immediately preceding December 31), and (ii) for all other purposes, each April 30, July 31, October 31, and January 31 (or if any such date is not a Business Day, the last Business Day immediately preceding such date), and each other day declared by the Plan Administrator to be a Valuation Date.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 Annual Participation. Each individual who is a Nonemployee Director as of the first day of a Plan Year and is a member of the Board before the beginning of such Plan Year shall be eligible to defer all or a portion of such individual's Compensation and Stock Grant and thereby to actively participate in the Plan for such Plan Year. Such individual's participation shall become effective as of the first day of such Plan Year, assuming such individual properly and timely completes the election procedures described below."

2.2 Interim Plan Year Participation. Each individual who becomes a Nonemployee Director during a Plan Year shall be immediately eligible to make a Deferral Election and thereby to participate actively in the Plan for the remainder of such Plan Year.

2.3 Election Procedures. Each Nonemployee Director shall elect to defer all or a portion of such individual's Compensation, all or a portion of such individual's Stock Grant, or both, and thereby become an active Participant for a Plan Year by delivering a completed Deferral Election and an Investment Election by the Election Deadline. The Plan Administrator also may require the Nonemployee Director to complete other forms and provide other data, as a condition of participation in the Plan.

2.4 Cessation of Eligibility. A Nonemployee Director's active participation in the Plan shall terminate, and such individual shall not be eligible to make any additional Deferral Contributions for any portion of a Plan Year following the date such individual's service as a Nonemployee Director with BellSouth and all Participating Companies terminates (unless such individual once again becomes a Nonemployee Director later in such Plan Year). In addition, an individual who actively participated in the Plan during prior Plan Years but who is not a Nonemployee Director or does not complete the election procedures, for a subsequent Plan Year, shall cease active participation in the Plan for such subsequent Plan Year. Even if an individual's active participation in the Plan ends, such individual shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of such individual's Accounts is distributed from the Plan, or (ii) the date such individual again becomes a Nonemployee Director and recommences active participation in the Plan. During the period of time that an individual is an inactive Participant in the Plan, such individual's Accounts shall continue to be credited with deemed earnings as provided in the Plan.

ARTICLE III

PARTICIPANTS' ACCOUNTS; DEFERRAL CONTRIBUTIONS

3.1	Participants' Accounts.

(a) Establishment of Accounts. The Plan Administrator shall establish and maintain an Account on behalf of each Participant for each Plan Year for which the Participant makes Deferral Contributions. The Plan Administrator shall credit each Participant's Account with the Participant's Deferral Contributions for such Plan Year and earnings attributable thereto, and shall maintain such Account until the value thereof has been distributed to or on behalf of the Participant or the Participant's Beneficiary.

(b) Nature of Contributions and Accounts. The amounts credited to a Participant's Accounts shall be represented solely by bookkeeping entries. Except as provided in Article VIII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

(c) Several Liabilities. Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan under Deferral Elections executed by Nonemployee Directors with, and while serving as a Nonemployee Director of, such Participating Company.

(d) General Creditors. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company's obligation to pay benefits under the Plan constitutes a mere promise of such

Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

3.2 Deferral Contributions. Each Nonemployee Director may irrevocably elect to have Deferral Contributions made for a Plan Year by completing in a timely manner a Deferral Election and an Investment Election and following other election procedures as provided in Section 2.3. Subject to any modifications, additions or exceptions that the Plan Administrator, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such Deferral Elections:

a) Effective Date. A Participant's Deferral Election for all or a portion of a Plan Year shall be effective beginning with the first Compensation or Stock Grant paid (i) in such Plan Year with respect to a Participant participating for the entire Plan Year, and (ii) with respect to a Participant participating for a portion of a Plan Year, in the calendar month following the calendar month in which the Participant makes a Deferral Election. To be effective, a Participant's Deferral Election must be made by the Election Deadline. Any Nonemployee Director who fails to deliver a Deferral Election, or to complete any of the other requisite election procedures, in a timely manner, shall be deemed to have elected not to participate in the Plan for that Plan Year.

(b) Term. Each Participant's Deferral Election regarding Compensation for a Plan Year shall remain in effect with respect to a portion of all Compensation paid or payable during such Plan Year, but shall not apply to any subsequent Plan Year.

(c)	Amount.

(i) Compensation Deferrals. To defer Compensation, a Nonemployee Director's Deferral Election shall specify a whole percentage, in increments of ten percent (10%), of Compensation for a Plan Year to be deferred. A Nonemployee Director may defer for any Plan Year up to one hundred percent (100%) of the Nonemployee Director's Compensation for such Plan Year The percentage so elected shall be withheld from each payment of Compensation otherwise payable to such Nonemployee Director during the Plan Year. Notwithstanding any provision of this Plan or a Deferral Election to the contrary, however, the amount withheld from any payment of Compensation shall be reduced automatically, if necessary, so that it does not exceed the amount of such payment net of all withholding, allotments and deductions, other than any reduction pursuant to such Deferral Election. No amounts shall be withheld during any period an individual ceases to receive Compensation as a Nonemployee Director for any reason during the Plan Year. No adjustment shall be made in the amount to be withheld from any subsequent payment of Compensation for a Plan Year to compensate for any missed or reduced withholding amounts above.

(ii) Stock Grant Deferrals. To defer from a Stock Grant, a Nonemployee Director's Deferral Election shall specify the number of shares of Company Stock, in increments of one hundred (100) shares, to be deferred. A Nonemployee Director may defer for any Plan Year up to one hundred percent (100%) of the Stock Grant awarded for such year.

(d) Revocation. Once made for a Plan Year, a Participant may not revoke a Deferral Election for such Plan Year.

(e) Crediting of Deferral Contributions. The Plan Administrator shall credit to each Participant's Account for a Plan Year the amount of Compensation or Stock Grant, or both, reflected on the Participant's Deferral Election as of the date(s) on which such Compensation or Stock Grant would have been paid if not subject to the Participant's Deferral Election.

3.3 Deferral Elections and Multiple Participating Companies. Any Deferral Election which is timely executed and delivered to the Plan Administrator shall be effective to defer Compensation and Stock Grant earned by the Participant from the Participating Company with respect to which such Participant is a Nonemployee Director at the time of the election, or any other Participating Company with respect to which such Participant is a Nonemployee Director during the Plan Year for which the Deferral Election is effective. In particular, a Participant (i) who timely executes and delivers a Deferral Election while serving as a Nonemployee Director of one Participating Company and subsequently becomes a Nonemployee Director of another Participating Company, or (ii) who ceases service as a Nonemployee Director and subsequently becomes a Nonemployee Director of another Participating Company, shall have the Compensation and Stock Grant that is paid or payable to him by both Participating Companies reduced under the terms of the Deferral Election and the Plan as if the moves had not occurred; provided, that, as provided in Section 3.2(c), no amounts of Compensation shall be withheld attributable to any portion of the Plan Year during which he is not receiving Compensation as a Nonemployee Director of a Participating Company.

3.4 Vesting. A Participant shall at all times be fully vested in such Participant's Deferral Contributions and all deemed investment earnings attributable thereto.

ARTICLE IV

DETERMINATION AND CREDITING OF INVESTMENT RETURN

4.1 General Investment Parameters. The rate of return credited to each Participant's Accounts shall be determined on the basis of the Investment Option(s) applicable to the Participant's Accounts, as set forth in this Article IV.

4.2 Deemed Investments The manner in which each Participant's Deferral Contributions for each Plan Year shall be deemed invested in and between the Stock Unit Option and/or the Interest Income Option, shall be determined in accordance with the following terms:

(a) Nature of Deemed Investments. A deemed investment in the Stock Unit Option and/or Interest Income Option shall be for the sole purpose of determining the rate of return to be credited to a Participant's Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in Company Stock, an interest income fund, or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

(b) Investment of Contributions. All deferrals of Compensation otherwise payable in the form of Company Stock, and all deferrals of Stock Grants, shall be deemed invested in the Stock Unit Option. With respect to deferrals of Compensation otherwise payable in cash, a Nonemployee Director shall complete an Investment Election prescribing the percentage of such Deferral Contributions for the Plan Year that will be deemed to be invested in the Stock Unit Option and/or the Interest Income Option; provided, such Investment Election shall specify one of the three alternatives, as follows:

(i) 100% of such Deferral Contributions for the Plan Year shall be deemed invested in the Stock Unit Option;

(ii) 100% of such Deferral Contributions for the Plan Year shall be deemed invested in the Interest Income Option; or

(iii) 50% of such Deferral Contributions for the Plan Year shall be deemed invested in the Stock Unit Option, and 50% of such Deferral Contributions for the Plan Year shall be deemed invested in the Interest Income Option.

(c) Investment of Existing Account Balances. A Participant may not make an Investment Election changing the percentage of an existing Account balance that will be deemed to be invested in the Stock Unit Option and/or the Interest Income Option. Once a deemed investment is made with respect to an Account, it shall continue to apply with respect to such Account until all amounts in such Account are distributed.

(d) Investment Subaccounts. For the sole purpose of tracking a Participant's investment elections and calculating investment earnings attributable to a Participant's Account for a Plan Year pursuant to the terms of this Article IV, the Plan Administrator shall establish and maintain for such Participant for such Plan Year a Stock Unit Subaccount and an Interest Income Subaccount, as necessary, the total of which shall equal such Participant's Account for such Plan Year.

4.3	Stock Unit Option.

(a) Stock Unit Subaccount. To the extent that a Nonemployee Director's Deferral Contributions for a Plan Year are deemed to be invested in the Stock Unit Option, the Participant's Stock Unit Subaccount for such Plan Year shall be credited, as of the date(s) on which Compensation or Stock Grants which comprise such Deferral Contributions would have been paid if not subject to the Participant's Deferral Election, with a number of Stock Units equal to (i) with respect to Stock Grants and Compensation that would be payable in the form of Company Stock if not deferred, the number of shares of Company Stock that would be so payable, and (ii) with respect to Compensation that would be payable in the form of cash if not deferred, the number of full and fractional shares of Company Stock that could have been purchased with such cash at the average of the high and low sales prices of one share of Company Stock on the New York Stock Exchange for the period of five Business Days ending on the date such Compensation is so credited (or the period of five Business Days ending on the immediately preceding Business Day if such date is not a Business Day).

(b) Cash Dividends. As of each date on which BellSouth has paid a cash dividend on Company Stock, the number of Stock Units credited to a Participant's Stock Unit Subaccount for each Plan Year shall be increased by a number of additional Stock Units equal to the quotient of (i) the amount of dividends that would have been paid on the number of shares of Company Stock equivalent to the number of Stock Units credited to such subaccount as of such dividend payment date, divided by (ii) the average of the daily high and low sales prices of one share of Company Stock on the New York Stock Exchange for the period of five Business Days ending on such dividend payment date (or the period of five Business Days ending on the immediately preceding Business Day if such date was not a Business Day).

(c) Adjustments. In the event of any change in outstanding shares of Company Stock, by reclassification, recapitalization, merger, consolidation, spin-off, combination, exchange of shares, stock split, reverse stock split or otherwise, or in the event of the payment of a stock dividend on Company Stock, or in the event of any other increase or decrease in the number of outstanding shares of Company Stock, other than the issuance of shares for value received by BellSouth or the redemption of shares for value, the Plan Administrator shall adjust the number and/or form of Stock Units in the manner it deems appropriate in its reasonable judgment to reflect such event, including substituting or adding publicly traded shares of companies other than the Company as a basis for determining Stock Units. The Plan Administrator similarly shall make such adjustments as it deems are appropriate in its reasonable judgment in the form, including the basis of measurement, of Stock Units in the event all shares of Company Stock cease for any reason to be outstanding or to be actively traded on the New York Stock Exchange. In the event the Plan Administrator determines in its reasonable judgment that it would not be possible to appropriately reflect an event under this paragraph (c) by adjusting the number and/or form of Stock Units, the Plan Administrator shall establish a special Valuation Date appropriate to such event for all Stock Unit Subaccounts and shall cause such subaccounts, as so valued, automatically to be converted into Interest Income Subaccounts, which thereafter shall be subject to Section 4.4.

4.4	Interest Income Option.

(a) Interest Income Subaccount. To the extent that a Nonemployee Director's Deferral Contributions for a Plan Year are deemed to be invested in the Interest Income Option, the Participant's Interest Income Subaccount for such Plan Year shall be credited, as of the date(s) on which Compensation which comprises such Deferral Contributions would have been paid if not subject to the Participant's Deferral Election, with such portion of the Nonemployee Director's Deferral Contributions.

(b) Crediting of Deemed Interest. As of each Valuation Date, the Plan Administrator shall credit a Participant's Interest Income Subaccounts with the amount of earnings applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings for each Interest Income Subaccount shall be effected, as follows:

(i) Amount Invested. The Plan Administrator shall determine the amount of (A) in the case of an Interest Income Subaccount established in connection with a Deferral Election for the Plan Year in which such Valuation Date occurs, such Participant's Deferral Contributions credited to such Participant's Interest Income Subaccount since the immediately preceding Valuation Date plus the balance of such Participant's Interest Income Subaccount for such Plan Year as of the immediately preceding Valuation Date; and (B) in the case of an Interest Income Subaccount for a prior Plan Year, the balance of such Participant's Interest Income Subaccount as of the immediately preceding Valuation Date; minus the amount distributed from such Participant's Interest Income Subaccount since the immediately preceding Valuation Date; and

(ii) Determination of Amount. The Plan Administrator then shall apply the Credited Interest Rate for such Plan Year to such Participant's adjusted Interest Income Subaccount (as determined in subparagraph (i) hereof), and the total amount of investment earnings resulting therefrom shall be credited to such Participant's Interest Income Subaccount as of such Valuation Date.

4.5 Good Faith Valuation Binding. In determining the value of Accounts, the Plan Administrator shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

4.6 Errors and Omissions in Accounts. If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's Deferral Contributions, the Plan Administrator, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

ARTICLE V

PAYMENT OF ACCOUNT BALANCES

5.1	Benefit Amounts.

(a) Benefit Entitlement. As the benefit under the Plan, each Participant (or Beneficiary) shall be entitled to receive the total amount of the Participant's (or Beneficiary's) Accounts, determined as of the most recent Valuation Date, and payable at such times and in such forms as described in this Article V.

(b) Valuation of Benefit. For purposes hereof, each Account of a Participant as of any Valuation Date shall be equal to (i) the total amount of all of such Participant's Deferral Contributions creditedthereto; plus (ii) all deemed investment earnings attributable thereto; minus (iii) the total amount of all benefit payments previously made therefrom.

(c) Conversion of Stock Units into Dollars. For purposes of converting some or all of a Participant's Stock Units into a dollar amount in valuing the Participant's Accounts as of any Valuation Date, the value of each Stock Unit shall be equal to the average of the high and low sales prices of one share of Company Stock on the New York Stock Exchange for the last Business Day of each of the three calendar months ending on or immediately preceding such Valuation Date.

5.2 Elections of Timing and Form. In conjunction with, and at the time of, completing a Deferral Election for each Plan Year, a Nonemployee Director shall select the timing and form of the distribution that will apply to the Account of such Nonemployee Director for Deferral Contributions (and deemed investment earnings attributable thereto) for such Plan Year. The terms applicable to this selection process are as follows:

(a) Timing. For a Participant's Account for each Plan Year, the Participant may elect that distribution will be made or commence as of any January 1 following the Plan Year of deferral; provided, he may not select a benefit payment or commencement date for such Account that is later than the twentieth January 1 following the end of the Plan Year of deferral.

(b) Form of Distribution. For a Participant's Account for each Plan Year, the Participant may elect that the distribution will be paid in one of the following forms:

(i) a single lump-sum cash payment; or

(ii) substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article IV) over a period of one (1) to ten (10) years.

(c) Multiple Selections. A Nonemployee Director may select a different benefit payment or commencement date and/or a different form of distribution with respect to such Nonemployee Director's Account for each Plan Year. For ease of administration, the Plan Administrator may combine Accounts and subaccounts of a Participant to which the same benefit payment/commencement date and the same form of distribution apply.

5.3	Benefit Payments to a Participant.

(a) Timing. A Participant shall receive or begin receiving a distribution of each of such Participant's Accounts as of the earlier of (i) the January 1 selected by such Participant with respect to each such Account pursuant to the terms of Section 5.2(a); or (ii) the January 1 immediately following the date that such Participant's service as a Nonemployee Director with BellSouth and all Affiliates ends for any reason, unless he returns to service as a Nonemployee Director with BellSouth or one of the Affiliates before such January 1. An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

(b) Form of Distribution. A Participant shall receive or begin receiving a distribution of each of such Participant's Accounts in cash in the form selected by such Participant with respect to such Account pursuant to the terms of Section 5.2(b).

(c) Valuation of Single Lump-Sum Payments. The amount of a Participant's single lump-sum distribution of any of such Participant's Accounts as of any applicable January 1 shall be equal to the value of such Account as of the Valuation Date immediately preceding the date on which such distribution is paid.

(d) Valuation of Installment Payments. For purposes of determining the amount of any installment payment to be paid as of a January 1 from an Account, the following shall apply:

(i) for any amount of such Account attributable to an Interest Income Subaccount as of the immediately preceding Valuation Date, such amount shall be divided by the number of remaining installments to be paid from such Account (including the current installment); and

(ii) for any portion of such Account attributable to a Stock Unit Subaccount as of the immediately preceding Valuation Date, the total number of Stock Units constituting such portion shall be divided by the number of remaining installments to be paid from such Account (including the current installment), and the resulting number of Stock Units shall be converted into a dollar amount (pursuant to the terms of Section 5.1(c)) as of such Valuation Date.

5.4	Death Benefits.

(a) General. If a Participant dies before receiving the entire amount of the benefit under the Plan, such Participant's Beneficiary shall receive distribution of amounts remaining in the Participant's Accounts in the form, as elected by the Participant on a Beneficiary designation form described in Section 5.5, of either:

(i) a single lump-sum cash payment of the entire balance in the Participant's Accounts as of the January 1 immediately following the date of the Participant's death; or

(ii) (A) for Accounts with respect to which distribution has not commenced under Section 5.2 at the time of the Participant's death, substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article IV) over a period of one (1) to ten (10) years, commencing as of the January 1 immediately following the Participant's death; and (B) for Accounts with respect to which distribution has commenced in the form of installments described in Section 5.2(b)(ii) at the time of the Participant's death, continuation of such installment payment schedule.

An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

(b) Valuation. The valuation rules described in subsections 5.3(c) and 5.3(d) shall apply to payments described in this Section 5.4.

5.5	Beneficiary Designation.

(a) General. A Participant shall designate a Beneficiary or Beneficiaries for all of such Participant's Accounts by completing the form prescribed for this purpose for the Plan by the Plan Administrator and submitting such form as instructed by the Plan Administrator. Once a Beneficiary designation is made, it shall continue to apply until and unless such Participant makes and submits a new Beneficiary designation form for this Plan.

(b) No Designation or Designee Dead or Missing. In the event that:

(i) a Participant dies without designating a Beneficiary;

(ii) the Beneficiary designated by a Participant is not surviving or in existence when payments are to be made or commence to such designee under the Plan, and no contingent Beneficiary, surviving or in existence, has been designated; or

(iii) the Beneficiary designated by a Participant cannot be located by the Plan Administrator within 1 year from the date benefit payments are to be made or commence to such designee; then, in any of such events, the Beneficiary of such Participant shall be the Participant's surviving spouse, if any can then be located, and if not, the estate of the Participant, and the entire balance in the Participant's Accounts shall be paid to such Beneficiary in the form of a single lump-sum cash payment described in Section 5.4(a)(i).

(c) Death of Beneficiary. If a Beneficiary who survives the Participant, and to whom payment of Plan benefits commences, dies before complete distribution of the Participant's Accounts, the entire balance in such Accounts shall be paid to the estate of such Beneficiary in the form of a single lump-sum cash payment as of the January 1 immediately following such Beneficiary's death. An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31. The valuation rules described in subsection 5.3(c) shall apply to any payments described in this subsection 5.5(c).

5.6 Taxes. If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income, employment or other tax which a Participating Company shall be required to pay or withhold, the Participating Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

ARTICLE VI

SPECIAL ELECTION REGARDING RETIREMENT PLAN

6.1 Description of Election. In connection with the freezing of benefit accruals under the BellSouth Corporation Directors Retirement Plan (the "Retirement Plan") as of April 30, 1997, each active Nonemployee Director shall be offered a special one-time election to convert the entire value of the Retirement Plan benefit of such Nonemployee Director into a benefit described in this Article VI, and thereby cease participation in the Retirement Plan. The value of a Retirement Plan benefit with respect to which the election described in this Section 6.1 is made shall, for all purposes of this Plan (other than Sections 3.2(b), 3.2(c) and 4.2(b)) except as otherwise provided in this Article VI, be deemed to be "Compensation" and "Deferral Contributions", and a separate Account shall be maintained for such Deferral Contributions as if the election was a Deferral Election for a separate Plan Year.

6.2 Election Deadline. The Election Deadline for the election described in Section 6.1 shall be April 28, 1997.

6.3 Amount. Notwithstanding, any contrary provisions of Section 3.2(c), the election described in Section 6.1 must relate to one hundred percent (100%) of the value of the Retirement Plan benefit of the Nonemployee Director.

6.4 Deemed Investment. Notwithstanding any contrary provisions of Section 4.2, Deferral Contributions described in Section 6.1 shall be deemed invested in the Stock Unit Option. Notwithstanding any contrary provisions of Section 4.3 (a), the Participant's Stock Unit Subaccount with respect to Deferral Contributions described in Section 6.1 shall be credited as of May 1, 1997, with a number of Stock Units equal to the number of full and fractional shares of Company Stock that could have been purchased with the value of the Retirement Plan benefit (as determined by BellSouth and communicated to the Participant in connection with the election described in Section 6.1) at the average of the high and low sales prices of one share of Company Stock on the New York Stock Exchange for the last Business Day of each of January, February and March 1997.

6.5 Payment of Benefits. Notwithstanding any contrary provisions of Sections 5.2 and 5.3, amounts in each Participant's Account attributable to Deferral Contributions described in Section 6.1 shall be payable commencing as of January 1 of the year during which the Retirement Plan benefit of such Nonemployee Director would have commenced, in substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article IV) for the number of years over which the Retirement Plan benefit of such Nonemployee Director would have been distributed had the election described in Section 6.1 not been made. An amount payable "as of" any January 1 shall be made as soon as practicable after such January 1 and, unless extenuating circumstances arise, no later than January 31.

6.6 Vesting. Notwithstanding anything to the contrary in this Plan, including without limitation Section 3.4, a Participant shall not be eligible for the benefits described in this Article VI unless the Participant shall have attained the age of fifty-five (55) years, or more, at the time the Participant terminates service as a Nonemployee Director.

ARTICLE VI-A

SPECIAL ELECTION REGARDING MASTER ACCOUNT

6.1A Description of Election. Each active Nonemployee Director shall be offered a special one-time election to combine into a single Master Account all of the Nonemployee Director's Accounts under the Plan. The election shall be irrevocable upon the Election Deadline.

6.2A Election Deadline. The Election Deadline for the Election described in Section 6.1A shall be April 30, 2001.

6.3A Effect of Election. For each Nonemployee Director making the election described in Section 6.1A, all Accounts of such Nonemployee Director for each Plan Year under the Plan, beginning with the first Plan Year under the Plan which began on May 1, 1997, through and including the upcoming Plan Year under the Plan which begins May 1, 2001, plus the special Account for any such Nonemployee Director who made the election regarding the Retirement Plan described in Section 6.1 of the Plan, shall be combined into a single Master Account under the Plan, with payments from such Master Account to be made under a single distribution schedule. As a result of the election described in Section 6.1A, Nonemployee Directors may delay one or more scheduled benefit payments under an Account, but may not in any event accelerate the timing of payment of any benefit under the Plan. Nonemployee Directors may not elect to combine some, but not all, of such Accounts into the Master Account.

6.4A Deemed Investment. The special one-time election described in Section 6.1A shall not affect the Investment Election made by a Nonemployee Director with respect to Deferral Contributions for any Plan Year, or the deemed investment of such Deferral Contributions in either of the Stock Unit Option and/or the Interest Income Option, or the deemed investment of Deferral Contributions described in Section 6.1 in the Stock Unit Option. Stock Unit Subaccounts and/or Interest Income Subaccounts shall continue to be maintained in accordance with Section 4.3 and 4.4 of this Plan, respectively, with respect to the Master Accounts of Nonemployee Directors who make the election described in Section 6.1A.

6.5A Election of Timing and Form of Payment. In conjunction with, and at the time of, making the special one-time election described in Section 6.1A, a Nonemployee Director shall select the timing and form of the distribution that will apply to the Master Account of such Nonemployee Director, subject to the following:

(a) Timing. The Participant may elect that distribution will be made or commenced as of any January 1 after the date of such election (but in no event sooner than January 1, 2003); provided, that the Participant may not select a benefit payment or a commencement date for the Master Account (i) that is later than the twentieth (20th) January 1 following such election; or (ii) that is earlier than the latest date scheduled previously for distribution to be made or commenced for any Account of such Participant.

(b) Form of Distribution. The Participant shall elect that the distribution from such Participant's Master Account will be made in one of the following forms:

(i) as single lump-sum cash payment; or

(ii) substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Article IV) over a period of one (1) to ten (10) years; provided, however, that such Participant may not elect to have such distribution made over a period of years less than the number of years previously elected for the Plan Year with respect to which such Participant elected the longest payment schedule, or, if larger, the number of years over which the Participants Special Account with respect to Retirement Plan benefits, if any, is to be paid.

(c) Benefit Payments. The payment of benefits from a Participant's Master Account shall be made in accordance with the provisions of Section 5.3 of the Plan.

ARTICLE VII

CLAIMS

7.1 Initial Claim. Claims for benefits under the Plan may be filed with the Plan Administrator on forms or in such other written documents, as the Plan Administrator may prescribe. The Plan Administrator shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

7.2 Appeal. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Plan Administrator, to appeal the denial of the claim. The claimant (or a duly authorized representative) may review pertinent documents related to the Plan and in the Plan Administrator's possession in order to prepare the appeal. The request for review, together with written statement of the claimant's position, must be filed with the Plan Administrator no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 7.1. The Plan Administrator's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

7.3 Satisfaction of Claims. The payment of the benefits due under the Plan to a Participant or Beneficiary shall discharge the Participating Company's obligations under the Plan, and neither the Participant nor the Beneficiary shall have any further rights under the Plan upon receipt by the appropriate person of all benefits. In addition, (i) if any payment is made to a Participant or Beneficiary with respect to benefits described in the Plan from any source arranged by BellSouth or a Participating Company including, without limitation, any fund, trust, insurance arrangement, bond, security device, or any similar arrangement, such payment shall be deemed to be in full and complete satisfaction of the obligation of the Participating Company under the Plan to the extent of such payment as if such payment had been made directly by such Participating Company; and (ii) if any payment from a source described in clause (i) shall be made, in whole or in part, prior to the time payment would be made under the terms of the Plan, such payment shall be deemed to satisfy such Participating Company's obligation to pay Plan benefits beginning with the benefit which would next become payable under the Plan and continuing in the order in which benefits are so payable, until the payment from such other source is fully recovered. The Plan Administrator or such Participating Company, as a condition to making any payment, may require such Participant or Beneficiary to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator or the Participating Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Plan Administrator or the Participating Company receives a proper receipt and release.

ARTICLE VIII

SOURCE OF FUNDS

Each Participating Company shall provide the benefits described in the Plan from its general assets. However, to the extent that funds in one or more trusts, or other funding arrangement(s), allocable to the benefits payable under the Plan are available, such assets may be used to pay benefits under the Plan. If such assets are not sufficient or are not used to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits. No Participant or Beneficiary shall have any interest in the assets of any trust, or other funding arrangement, or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company shall not grant a security interest in the assets held by the trust in favor of the Participants, Beneficiaries or any creditor.

ARTICLE IX

PLAN ADMINISTRATION

9.1	Action by the Plan Administrator.

(a) Individual Administrator. If the Plan Administrator is an individual, he or she shall act and record his or her actions in writing. Any matter concerning specifically such individual's own benefit or rights hereunder shall be determined by the Board or its designee.

(b) Administrative Committee. If the Plan Administrator is a committee, action of the Plan Administrator may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he or she shall not participate in any decision which solely affects his or her own benefit under the Plan. For purposes of administering the Plan, the Plan Administrator shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Plan Administrator.

9.2 Rights and Duties of the Plan Administrator. The Plan Administrator shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

(a)	to construe, interpret and administer the Plan;

(b) to make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

(c) to compute and certify to Participating Companies the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

(d) to authorize all disbursements by a Participating Company pursuant to the Plan;

(e) to maintain all the necessary records of the administration of the Plan;

(f) to make and publish such rules and procedures for the regulation of the Plan as are not inconsistent with the terms hereof;

(g) to delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

(h) to hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Plan Administrator shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

9.3 Bond; Compensation. The Plan Administrator and (if applicable) its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan Administrator shall be paid by the Participating Companies.

ARTICLE X

AMENDMENT AND TERMINATION

10.1 Amendments. Subject to Section 10.3, the Board shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time. In addition, the Plan Administrator shall have the right, in its sole discretion, to amend the Plan at any time and from time to time so long as such amendment is not of a material nature.

10.2 Termination of Plan. Subject to Section 10.3, BellSouth reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board and such termination shall be binding on all Participating Companies, Participants and Beneficiaries.

10.3 Limitation on Authority. Except as otherwise provided in this Section 10.3, no contractual right created by and under any Deferral Election made prior to the effective date of any amendment or termination shall be abrogated by any amendment or termination of the Plan, absent the express, written consent of the Participant who made the Deferral Election.

(a) Plan Amendments. The limitation on authority described in this Section 10.3 shall not apply to any amendment of the Plan which is reasonably necessary, in the opinion of counsel, (i) to preserve the intended income tax consequences of the Plan described in Section 11.1, or (ii) to guard against other material adverse impacts on Participants and Beneficiaries, and which, in the opinion of counsel, is drafted primarily to preserve such intended consequences, or status, or to guard against such adverse impacts.

(b) Plan Termination. The limitation on authority described in this Section 10.3 shall not apply to any termination of the Plan as the result of a determination that, in the opinion of counsel, Participants and Beneficiaries generally are subject to federal income taxation on Deferral Contributions or other amounts in Participant Accounts prior to the time of distribution of amounts under the Plan but only if such termination is reasonably necessary, in the opinion of counsel, to guard against material adverse impacts on Participants and Beneficiaries, or BellSouth or Participating Companies. Upon such termination, the entire amount in each Participant's Accounts shall be distributed in a single lump-sum distribution as soon as practicable after the date on which the Plan is terminated. In such event, the Plan Administrator shall declare that the date of termination (or, if such day is not a Business Day, the last Business Day immediately preceding such day) shall be a Valuation Date and all distributions shall be made based on the value of the Accounts as of such Valuation Date.

(c) Opinions of Counsel. In each case in which an opinion of counsel is contemplated in this Section 10.3, such opinion shall be in writing and delivered to the Board, rendered by a nationally recognized law firm selected or approved by the Board.

ARTICLE XI

MISCELLANEOUS

11.1 Taxation. It is the intention of BellSouth that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Company to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Participating Companies that they shall be deductible by the Participating Companies under Code Section 162.

11.2 Withholding. All payments made to a Participant or Beneficiary hereunder shall be reduced by any applicable federal, state or local withholding or other taxes or charges as may be required under applicable law.

11.3 No Employment Contract. Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company or continue to be a Nonemployee Director for any specific period of time.

11.4 Headings. The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

11.5 Gender and Number. Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

11.6 Assignment of Benefits. The right of a Participant or Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

11.7 Legally Incompetent. The Plan Administrator, in its sole discretion, may direct that payment be made to an incompetent or disabled person, for whatever reason, to the guardian of such person or to the person having custody of such person, without further liability on the part of a Participating Company for the amount of such payment to the person on whose account such payment is made.

11.8 Entire Document. This Plan document sets forth the entire Plan and all rights and limits. Except for a formal amendment hereto, no document shall modify the Plan or create any additional rights or benefits.

11.9 Governing Law. The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.